SULLIVAN & CROMWELL
                                125 Broad Street
                          New York, New York 10004-2498


                                                        November 16, 1984



Seligman California Tax-Exempt Fund Series
One Bankers Trust Plaza
New York, New York  10006

Dear Sirs:

     With respect to the Registration Statement on Form N-1A (File No. 2-93569) (the "Registration Statement") filed by Seligman California Tax-Exempt Fund Series, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, an indefinite number of shares of beneficial interest, $.001 par value (the "Shares"), we, as your counsel, have examined such corporate records, certificates and other documents and reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion, when Shares of each Series have been issued and sold in accordance with the terms of the Distributing Agreement, dated as of September 11, 1984, between the Fund and Seligman Marketing, Inc., as referred to in the Registration Statement, and as authorized by the Trustees of the Fund, such Shares of each Series will be validly issued, fully paid and nonassessable.

     We are members only of the New York bar and, in connection with all matters governed by the laws of the Commonwealth of Massachusetts, we have relied upon the opinion dated today of Gaston Snow & Ely Bartlett, Boston, Massachusetts, which opinion we believe you and we are justified in relying upon.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                                       Very truly yours,

                                                       Sullivan & Cromwell